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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                              ___________________

                         TOYOTA MOTOR CREDIT CORPORATION
           (Exact name of registrant as specified in its charter)


              CALIFORNIA                              95-3775816
(State of incorporation or organization)            (IRS Employer
                                                     Identification No.)

19001 S. WESTERN AVENUE, TORRANCE, CALIFORNIA            90509
(Address of principal executive offices)              (Zip Code)

Securities Act registration statement file number to which this form relates:
333-60913

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------
5.25% Fixed Rate Medium-Term Notes                 New York Stock Exchange
     due January 19, 2001

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Information concerning the Registrant's 5.25% Fixed Rate Medium-Term Notes due January 19, 2001 is incorporated herein by reference to
(i) the Section entitled "Description of Debt Securities" contained in the prospectus (the "Prospectus") dated September 3, 1998 filed with the Securities and Exchange Commission (the ACommission@) pursuant to Rule 424(b); (ii) the Section entitled "Description of Notes" contained in the Prospectus Supplement dated September 3, 1998 filed with the Commission pursuant to Rule 424(b); and (iii) the Pricing Supplement dated January 13, 1999 filed with the Commission pursuant to Rule 424(b).

ITEM 2.   EXHIBITS.

          1.1  Specimen of Fixed Rate Global Medium-Term Note.

          1.2 Indenture dated as of August 1, 1991 between the Registrant and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(a)(1) filed with the Registrant's Registration Statement on Form S-3, File No. 333-60913, filed with the Commission on August 7, 1998).

          1.3 First Supplemental Indenture dated as of October 1, 1991 among the Registrant, Bankers Trust Company and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(b)(2) filed with the Registrant's Registration Statement on Form S-3, File No. 333-60913).

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               TOYOTA MOTOR CREDIT CORPORATION


Date: January 18, 1999                         By:   /s/ GEORGE E. BORST
                                                   ----------------------------
                                                   George E. Borst
                                                   Senior Vice President
                                                    and General Manager



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